As filed with the Securities and Exchange Commission on December 22, 2008
Registration No. 333-76140

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
Post-Effective Amendment No. 1
to
FORM S-8
REGISTRATION STATEMENT UNDER THE
SECURITIES ACT OF 1933
Piedmont Natural Gas Company, Inc.
(Exact name of Registrant as specified in its Charter)

North Carolina	56-0556998
(State or other Jurisdiction of	(I.R.S. Employer Identification No.)
Incorporation or Organization)

4720 Piedmont Row Drive
Charlotte, North Carolina	28210
(Address of principal executive offices)	(Zip Code)

Piedmont Natural Gas Company, Inc. 401(k) Plan
(Full title of the Plan)

Jane Lewis-Raymond
Vice President, General Counsel, Chief Compliance Officer and Corporate Secretary
4720 Piedmont Row Drive
Charlotte, North Carolina 28210
(Name and Address of Agent for Service)
(704) 364-3120
(Telephone Number, Including Area Code, of Agent for Service)
Copy to:
Daniel L. Johnson, Esq.
Moore & Van Allen PLLC
100 N. Tryon Street, Suite 4700
Charlotte, North Carolina 28202
(704) 331-1000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

EXPLANATORY NOTE
     This Post-Effective Amendment No. 1 (the “Post-Effective Amendment”) to Registration Statement on Form S-8, No. 333-76140 (the “Registration Statement”) of Piedmont Natural Gas Company, Inc. (the “Company” or the “Registrant”) is being filed to amend and restate the Piedmont Natural Gas Company, Inc. 401(k) Payroll Investment Plan and rename it the Piedmont Natural Gas Company, Inc. 401(k) Plan (the “Plan”).

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
Item 1. Plan Information.
     The documents containing the information specified in Item 1 will be sent or given to employees, directors or others as specified by Rule 428(b). In accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”) and the instructions to Registration Statement on Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as a prospectus pursuant to Rule 424.
Item 2. Registrant Information and Employee Plan Annual Information.
     The documents containing the information specified in Item 2 will be sent or given to employees, directors or others as specified by Rule 428(b). In accordance with the rules and regulations of the Commission and the instructions to Registration Statement on Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as a prospectus pursuant to Rule 424.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference
     Except as indicated below, the following documents filed by us with the Commission (File No. 1-06196) are incorporated herein by reference:
•	our Annual Report on Form 10-K for the fiscal year ended October 31, 2007;

•	our Quarterly Reports on Form 10-Q for the quarters ended January 31, 2008, April 30, 2008 and July 31, 2008;

•	our Current Reports on Form 8-K filed on November 14, 2007*, November 19, 2007, December 27, 2007*, January 23, 2008, March 11, 2008*, June 11, 2008*, September 10, 2008*, October 21, 2008*, October 31, 2008, December 5, 2008 and December 19, 2008;

•	our Annual Report on Form 11-K for the year ended December 31, 2007; and

•	the description of our common stock contained in our Registration Statement on Form 8-B filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

*	Information contained in these Current Reports that is furnished to the SEC under Items 2.02, 7.01 and 9.01 is not incorporated by reference.
     In addition, all documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than those Current Reports on Form 8-K which “furnish” information pursuant to Item 2.02 or Item 7.01 of such report and exhibits furnished in connection therewith), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.
     The information incorporated by reference is considered to be part of this Registration Statement and information that we file later with the Commission will automatically update and supersede this information, as applicable. Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.
Item 4. Description of Securities.
     Not applicable.
Item 5. Interest of Named Experts and Counsel.
     Not applicable.
Item 6. Indemnification of Directors and Officers.
     Sections 55-8-50 through 55-8-58 of the North Carolina Business Corporation Act (“NCBCA”) and our By-laws provide for indemnification of our directors and officers in a variety of circumstances, which may include liabilities under the Securities Act of 1933, as amended. We have insurance covering expenditures we might incur in connection with the indemnification of our directors and officers for their liabilities and expenses.
     The NCBCA provides directors and officers with a right to indemnification when the director or officer has been wholly successful, on the merits or otherwise, in defense of any proceeding to which he was a party because he is or was a director or officer of the corporation. The NCBCA also permits a corporation to indemnify directors and officers who met a certain standard of conduct. Directors and officers are also entitled to apply to a court for an order requiring the corporation to indemnify the director or officer in a particular case. The court may grant such an order if it determines the director or officer is fairly and reasonably entitled to indemnification in view of all the relevant circumstances. Nevertheless, under the NCBCA, a corporation may not indemnify a director or officer in connection with a proceeding by or in the right of the corporation in which the director or officers is adjudged liable to the corporation or in connection with any other proceeding charging improper personal benefit to a director or officer who is adjudged liable on the basis that personal benefit was improperly received by such director or officer.
     The NCBCA also authorizes a corporation to indemnify directors and officers beyond the indemnification rights granted by law. Our By-laws provide that any person who is or was a director, and our officers who are also directors or who are designated by the Board of Directors from time to time as indemnified officers and any director or officer who at the request of Piedmont serves or has served as a director, officer, partner, trustee, employee or agent of any other corporation or other enterprise, will be reimbursed and indemnified against liability and expenses incurred by that person in connection with any action, suit or proceeding arising out of that person’s status as director or officer if it is determined that person’s acts or omissions were not reasonably known or believed by him or her to be clearly in conflict with Piedmont’s best interests. The By-laws further provide that Piedmont shall indemnify each director and indemnified officer for his or her reasonable costs, expenses and attorneys’ fees incurred in connection with the enforcement of the rights to indemnification granted under the By-laws, if it is determined that such director or indemnified officer is entitled to indemnification under the By-laws.
     As authorized by the NCBCA, and to the fullest extent permitted by the NCBCA, our Articles of Incorporation limit the liability of a director by providing that a director shall not be liable to Piedmont or to any Piedmont shareholder for monetary damages arising from the director’s breach of his or her duties as a director, except for liability with respect to (i) acts or omissions not made in good faith that the director at the time of the breach knew or believed were in conflict with the best interests of the corporation, (ii) unlawful distributions, (iii) any transaction from which the director or officer derived an improper personal benefit and (iv) acts or omissions occurring prior to the date the provision of our Articles of Incorporation limiting the liability of our directors became effective. In addition, Section 55-8-30(d) of the NCBCA provides that a director is not liable for any action taken as a director, or any failure to take any action, if he or she performed the duties of his or her office in compliance with the general standards of conduct applicable to directors of North Carolina corporations.
Item 7. Exemption from Registration Claimed.
     Not applicable.
Item 8. Exhibits.

Exhibit No.	Description of Document

4	Piedmont Natural Gas Company, Inc. 401(k) Plan

5	Opinion of Moore & Van Allen PLLC

23.1	Consent of Deloitte & Touche LLP

23.2	Consent of McGladrey & Pullen, LLP

23.3	Consent of Moore & Van Allen PLLC (included in the opinion filed as Exhibit No. 5)

24	Power of Attorney (included on the signature page)
Item 9. Undertakings.
     (a) The undersigned Registrant hereby undertakes:
     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
          (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
          (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;
          (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;
Provided, however, that Paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the Registration Statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement;

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, State of North Carolina, on December 19, 2008.

PIEDMONT NATURAL GAS COMPANY, INC.
By:	/s/ David J. Dzuricky
David J. Dzuricky
Senior Vice President and Chief Financial Officer

The Plan. Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this Post-Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Charlotte, State of North Carolina, on December 19, 2008.

Piedmont Natural Gas Company, Inc. 401(k) Plan
By:	/s/ Kevin M. O’Hara
Kevin M. O’Hara
Senior Vice President — Corporate and Community Affairs
POWER OF ATTORNEY
     Each of the undersigned directors and officers of the Registrant, by his execution hereof, hereby constitutes and appoints David J. Dzuricky and Judy Z. Mayo, and each of them with full power of substitution, as his or her true and lawful attorneys-in-fact and agents, to do any and all acts and things for him or her, and in his or her name, place and stead, to execute and sign any and all pre-effective and post-effective amendments to such Registration Statement, and file the same, together with all exhibits and schedules thereto and all other documents in connection therewith, with the Commission and with such state securities authorities as may be appropriate, granting unto said attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as the undersigned might or could do in person, and hereby ratifying and confirming all the acts of said attorneys-in-fact and agents, or any of them, which they may lawfully do in the premises or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this Registrant Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Thomas E. Skains Thomas E. Skains	Chairman of the Board, President and Chief Executive Officer (principal executive officer)	December 19, 2008
/s/ David J. Dzuricky David J. Dzuricky	Senior Vice President and Chief Financial Officer (principal financial officer)	December 19, 2008

Signature	Title	Date
/s/ Jose M. Simon Jose M. Simon	Vice President and Controller (principal accounting officer)	December 19, 2008
/s/ Jerry W. Amos Jerry W. Amos	Director	December 19, 2008
/s/ E. James Burton Dr. E. James Burton	Director	December 19, 2008
/s/ Malcolm E. Everett III Malcolm E. Everett III	Director	December 19, 2008
/s/ John W. Harris John W. Harris	Director	December 19, 2008
/s/ Aubrey B. Harwell, Jr. Aubrey B. Harwell, Jr.	Director	November 18, 2008
/s/ Frank B. Holding, Jr. Frank B. Holding, Jr.	Director	December 19, 2008
/s/ Frankie T. Jones, Sr. Dr. Frankie T. Jones, Sr.	Director	November 21, 2008
/s/ Vicki McElreath Vicki McElreath	Director	December 19, 2008
/s/ Minor M. Shaw Minor M. Shaw	Director	November 23, 2008
/s/ Muriel W. Sheubrooks Muriel W. Sheubrooks	Director	December 19, 2008
/s/ David E. Shi Dr. David E. Shi	Director	December 19, 2008

INDEX TO EXHIBITS

Exhibit No.	Description of Document

4	Piedmont Natural Gas Company, Inc. 401(k) Plan

5	Opinion of Moore & Van Allen PLLC

23.1	Consent of Deloitte & Touche LLP

23.2	Consent of McGladrey & Pullen, LLP

23.3	Consent of Moore & Van Allen PLLC (included in the opinion filed as Exhibit No. 5)

24	Power of Attorney (included on the signature page)